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                                                           Exhibit 5(b)





                             November 3, 1997



Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
1400 West Northwood Street
Greensboro, North Carolina 27408

              Re: $106,387,500 Aggregate Offering Price of Securities of Tanger Factory Outlet Centers, Inc. and
                   Tanger Properties Limited Partnership


Ladies and Gentlemen:

         We are acting as counsel for Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the "Company"), and Tanger Properties Limited Partnership, a North Carolina limited partnership (the "Operating Partnership"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), by the Operating Partnership of up to $75,000,000 aggregate offering price of one or more series of debt securities (the "Debt Securities"), each such series of Debt Securities which may be unconditionally guaranteed by the Company (the "Guarantees") and by the Company of up to $31,387,500 aggregate offering price of (i) common shares, par value $.01 per share (the "Common Shares"),
(ii) one or more series of preferred shares, par value $.01 per share (the "Preferred Shares"), (iii) depository shares representing Preferred Shares (the "Depository Shares") and (iv) warrants representing a right to acquire Common Shares (the "Common Share Warrants"). The Debt Securities, the Guarantees, Common Shares, Preferred Shares, Depository Shares and Common Share Warrants are collectively referred to as the "Securities."

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LATHAM & WATKINS

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
November 3, 1997
Page 2


    The Debt Securities will be issued pursuant to indentures dated as of March 1, 1996 (the "Senior Indenture") and November 20, 1995 (the
"Subordinated Indenture" and, together with Senior Indenture, the "Indentures"), each among the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee (the "Trustee").

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Operating Partnership in connection with the authorization and issuance of the Securities and for the purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the state. To the extent that any matters set forth below are dependent on North Carolina law, we have relied, with your permission, solely upon the opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A. insofar as such opinions are based on North Carolina law.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

         (1) The Indentures (assuming due authorization, execution and delivery by the Company, the Operating Partnership and the Trustee) constitute the legally valid and binding agreement of the Company and the Operating Partnership, enforceable against them in accordance with their terms.

         (2) When the Debt Securities have been duly established by the related Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Operating Partnership against payment therefor in accordance with the terms and provisions of the related Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute legally valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms.

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LATHAM & WATKINS

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
November 3, 1997
Page 3


         (3) The Guarantees, assuming due and valid authorization by all necessary corporate action of the Company, and when executed in accordance with the terms of the issuing Indenture and upon due execution, authentication and delivery of the Debt Securities and upon payment therefor, will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

         The opinions rendered above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Indentures; and
(v) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         To the extent that the obligations of the Company and the Operating Partnership under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indentures; that the Indentures have been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indentures, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                             Very truly yours,




                             LATHAM & WATKINS